UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2023, Bradley S. Little submitted, and the board of directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Company”) accepted, his resignation as Chief Financial Officer of the Company, effective August 25, 2023. In connection with Mr. Little’s resignation, the Board determined that Mr. Little will be entitled to the rights and payments set forth in Section 10 of his executive employment agreement, effective as of August 23, 2022 (the “Little Employment Agreement”), which governs rights upon resignation without good reason. The Little Employment Agreement is filed as Exhibit 10.3 to the Company’s Form 10-Q, filed on November 14, 2022. The foregoing summary of Mr. Little’s rights under the Little Employment Agreement does not purport to be complete and is qualified in its entirety by reference to that agreement, which is incorporated herein by reference.

On August 2, 2023, the Company also announced that the Board appointed Fareeha Khan, the Company’s current Vice President of Finance, to serve as Chief Financial Officer and principal financial officer, effective August 25, 2023. Ms. Khan, age 43, joined the Company in 2019 and has served in several key roles within the Company’s finance organization, including as Director – Internal Controls from May 2019 to March 2022, Financial Controller from April 2022 to May 2023 and Vice President of Finance since May 2023. Prior to joining the Company, Ms. Khan was a Senior Manager at PricewaterhouseCoopers LLP from 2004 until 2019. From 1998 to 2004, Ms. Khan served as Manager at Deloitte LLP. During her tenure with PricewaterhouseCoopers LLP and Deloitte LLP, Ms. Khan worked in Zimbabwe, the United States, and Pakistan in various advisory, audit and consulting roles. Ms. Khan is a Chartered Accountant with the Institute of Chartered Accountants in England and Wales and holds a degree in Bachelor of Accounting Science from the University of South Africa.

In connection with her appointment on August 2, 2023, Ms. Khan entered into an executive employment agreement with the Company, effective as of August 25, 2023 (the “Khan Employment Agreement”). Pursuant to the Khan Employment Agreement, Ms. Khan will receive an annualized base salary of CAD $300,000 and is eligible to receive a target annual performance bonus under the Company’s variable pay plan for 2023 equal to 50 to 100% of the base salary paid to her in 2023. Ms. Khan will also receive (i) a one-time cash bonus of CAD $50,000 (the “Cash Bonus”), paid one year after the effective date of the Khan Employment Agreement, and (ii) a one-time award of 150,000 time-vested restricted share units to be granted on or about August 25, 2023 under the Company’s Amended and Restated Long Term Incentive Plan, which shall vest one year after the date of grant. The Khan Employment Agreement further provides that Ms. Khan is eligible to participate in the Company’s standard employee benefit plans and programs, including the Company’s Employee Share Purchase Plan. Ms. Khan will also be eligible for five weeks of paid vacation per completed calendar year (pro-rated for partial calendar years), increased by one week for each five years of service up to a maximum of six weeks.

Pursuant to the Khan Employment Agreement, if Ms. Khan’s employment is terminated without “Just Cause” or by Ms. Khan for “Good Reason” (each quoted term as defined in the Khan Employment Agreement), subject to Ms. Khan’s execution of a release of claims in a form acceptable to the Company and compliance with the restrictive covenants included in the Khan Employment Agreement, Ms. Khan will be eligible to receive (i) a cash payment equal to (x) 12 months of her then-current annualized base salary and (y) the Cash Bonus, multiplied by a fraction, the numerator of which shall be equal to the number of days from August 25, 2023 until the date of termination and the denominator of which shall be 365, and (ii) continued eligibility to participate in most of the Company’s standard employee benefit plans and programs for 12 months beginning on the date of her termination or until she obtains alternative benefit coverage, whichever comes first. The Khan Employment Agreement contains non-competition and non-solicitation obligations applicable to Ms. Khan, which apply during the term of employment and generally for a period of 12 months post-termination, as well as confidentiality obligations of indefinite duration.

The foregoing description of the Khan Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Khan Employment Agreement, a copy of which will be filed as an exhibit in the Company’s quarterly report on Form 10-Q for the third quarter.

Ms. Khan does not have a family relationship with any other director or executive officer of the Company, nor has she entered into any transactions since January 1, 2022, or any currently proposed transaction, with a director or executive officer (or immediate family member thereof) of the Company, exceeding $120,000, in which she had or will have a direct or indirect material interest.

On August 2, 2023, the Company entered into its standard form of indemnification agreement with Ms. Khan, which requires the Company to indemnify her to the fullest extent permitted under the Business Corporations Act (Alberta) and to such greater extent as applicable law may hereafter from time-to-time permit. The foregoing description of the indemnification agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the indemnification agreement, a copy of which will be filed as an exhibit in the Company’s quarterly report on Form 10-Q for the third quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: August 7, 2023	By:	/s/ Benjamin Urban
Benjamin Urban
Chief Executive Officer